                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): DECEMBER 20, 2000





                         Commission file number: 0-21888


                                 PETSMART, INC.
             (Exact name of registrant as specified in its charter)


                      DELAWARE                     94-3024325
         (State or other jurisdiction of        (I.R.S. Employer
          incorporation or organization)       Identification No.)


                              19601 N. 27TH AVENUE
                             PHOENIX, ARIZONA 85027
          (Address of principal executive offices, including Zip Code)


                                 (623) 580-6100
              (Registrant's telephone number, including area code)


                                      NONE
                          (Former name, former address,
                          if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

          On December 20, 2000, PETsMART, Inc. (the "Company") acquired a controlling interest in PETsMART.com, Inc., a Delaware corporation ("PETsMART.com") (the "Transaction"). PETsMART.com is a leading e-commerce pet food and supply business which began operations in the second quarter of 1999 and in which the Company held approximately a 46 percent equity ownership prior to closing of the Transaction. Under the terms of the Transaction the Company contributed $20 million in cash and a promissory note, as well as its pet catalog business with net assets valued at approximately $10 million, to form an integrated direct marketing subsidiary. The cash contributed pursuant to the transaction came from the Company's general business funds. As a result of the Transaction and the repurchase of shares of capital stock from certain employees and other shareholders of PETsMART.com for approximately $2.8 million in aggregate consideration, the Company will hold more than an 80 percent equity ownership interest in PETsMART.com, and assume control and consolidation rights. The amount of consideration given in the Transaction was negotiated on an arm's length basis.

         Philip L. Francis, the President, Chief Executive Officer and a Director of the Company, Robert F. Moran, the Company's President of North American Stores, and Neil T. Watanabe, the Company's Executive Vice President and Chief Financial Officer also served as directors of PETsMART.com prior to the closing of the Transaction. The Company is entitled to designate a majority of the directors of PETsMART.com following the closing of the Transaction.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)   Financial Statements of Business Acquired.

         It is impracticable for the Company to file herewith the required financial statements in this Current Report on Form 8-K. The required financial statements will be filed by amendment as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K is required to be filed.

         (b)   Pro Forma Financial Information.

         It is impracticable for the Company to file herewith the required pro forma financial information in this Current Report on Form 8-K. The required pro forma financial information will be filed by amendment as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K is required to be filed.

         (c)    Exhibits.

         The following Exhibit is filed as part of this report:

2.1 Series F Preferred Stock Issuance and Contribution Agreement, dated as of December 20, 2000, by and among PETsMART.com, Inc., a Delaware corporation, PETsMART Direct, Inc., a New York Corporation, and PETsMART, Inc., a Delaware corporation.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on January 4, 2001.

                                                 PETSMART, INC.
                                                 (Registrant)


/s/      Neil T. Watanabe
         Neil T. Watanabe
         Executive Vice President and
         Chief Financial Officer
         (Principal Financial Officer)

                                  EXHIBIT INDEX

EXHIBIT NO.          DESCRIPTION
-----------          -----------
     2.1             Series F Preferred Stock Issuance and Contribution
                     Agreement, dated as of December 20, 2000, by and among
                     PETsMART.com, Inc., a Delaware corporation, PETsMART
                     Direct, Inc., a New York Corporation, and PETsMART, Inc., a
                     Delaware corporation.